EXHIBIT 13.2

Solicitation of Interest Materials – Emails

Lead Up Emails

Lead Up Email #1

From: Fundrise

Subject Line Options:

●	Are you ready?
●	…
●	We’ve got BIG news
●	It’s finally here...

[Name],

We’ve got BIG news.

Three years ago we invented a new industry - now we’re about to reinvent it.

The day you’ve been waiting for is almost here but space will be limited.

<Reserve Your Spot Now>

Don’t miss your chance to be part of our next big opportunity.

No money or other consideration is being solicited hereby, and, if sent in response, will not be accepted. No offer to buy any securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance give after the qualification date. Your indication of interest involves no obligation or commitment of any kind. A copy of the most recent version of the Preliminary Offering Circular may be obtained on the Securities and Exchange Commission’s EDGAR website. Future filings of Preliminary Offering Circulars, and other filings by the Company, may be obtained on the Securities and Exchange Commission’s EDGAR website, here. If you would like to stop receiving emails like this, you may unsubscribe here.

Lead Up Email #2

From: Fundrise

Subject Line Options:

●	It’s your turn to invest
●	Unaccredited Investors - Your Time Has Come

[Name],

It’s been over a year since our last public offering and we’re eager to give you a chance to invest again.

Ready to change the history of finance with us?

Space will be limited.

<Reserve Your Spot>

Ensure your spot in the next major financial innovation:

No money or other consideration is being solicited hereby, and, if sent in response, will not be accepted. No offer to buy any securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance give after the qualification date. Your indication of interest involves no obligation or commitment of any kind. A copy of the most recent version of the Preliminary Offering Circular may be obtained on the Securities and Exchange Commission’s EDGAR website. Future filings of Preliminary Offering Circulars, and other filings by the Company, may be obtained on the Securities and Exchange Commission’s EDGAR website, here. If you would like to stop receiving emails like this, you may unsubscribe here.

Lead Up Email #3

*Plain Text Template*

From: Ben Miller

Subject Line Options:

●	No subject

[Name], the idea behind Fundrise has always been simple: traditional investment channels are opaque, expensive, and unfair -- and there has to be a better way.

Our technology-enabled process allows us to provide the same investments that hedge funds and major institutions see, but with lower fees, more transparency, and less hassle.

LINK

The one problem? The regulatory environment made it incredibly difficult to provide opportunities for every investor.

Until now.

We’re about to announce a major innovation, one that was designed with you in mind.

We’d love for you to be a part of it: LINK

Cheers,

Ben Miller

CEO & Co-Founder, Fundrise

No money or other consideration is being solicited hereby, and, if sent in response, will not be accepted. No offer to buy any securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance give after the qualification date. Your indication of interest involves no obligation or commitment of any kind. A copy of the most recent version of the Preliminary Offering Circular may be obtained on the Securities and Exchange Commission’s EDGAR website. Future filings of Preliminary Offering Circulars, and other filings by the Company, may be obtained on the Securities and Exchange Commission’s EDGAR website, here. If you would like to stop receiving emails like this, you may unsubscribe here.

Lead Up Email #4

From: Fundrise

Subject Line Options:

●	The New Alternative for Unaccredited Investors
●	Unaccredited Investors - Come Change History with Us
●	Unaccredited Investors - We’ve Missed You

[Name],

We created a new industry in 2012. This time, it’ll be even bigger.

Our waitlist is rapidly growing.

<Reserve Your Spot>

Be first in line to join the next revolution in finance:

No money or other consideration is being solicited hereby, and, if sent in response, will not be accepted. No offer to buy any securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance give after the qualification date. Your indication of interest involves no obligation or commitment of any kind. A copy of the most recent version of the Preliminary Offering Circular may be obtained on the Securities and Exchange Commission’s EDGAR website. Future filings of Preliminary Offering Circulars, and other filings by the Company, may be obtained on the Securities and Exchange Commission’s EDGAR website, here. If you would like to stop receiving emails like this, you may unsubscribe here.

Lead Up Email #5

From: Kendall Davis

Subject Line Options:

●	Fwd: We’ve got BIG news

Hi [Name] -

I noticed you hadn’t joined the waitlist yet wanted to make sure you didn’t miss the email about our major upcoming announcement (link).

So often I have people ask me when they will have the opportunity to invest, and I’m so excited to be able to say that day is almost here.

Over the last three years we’ve built up a huge user base and there will likely only be a limited number of spaces available in our next opportunity.

You can reserve your spot here: LINK

I look forward to working with you!

Kendall

No money or other consideration is being solicited hereby, and, if sent in response, will not be accepted. No offer to buy any securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance give after the qualification date. Your indication of interest involves no obligation or commitment of any kind. A copy of the most recent version of the Preliminary Offering Circular may be obtained on the Securities and Exchange Commission’s EDGAR website. Future filings of Preliminary Offering Circulars, and other filings by the Company, may be obtained on the Securities and Exchange Commission’s EDGAR website, here. If you would like to stop receiving emails like this, you may unsubscribe here.

Launch Week - Email #1

From: Fundrise

Subject Line Options:

●	We’re not usually big on hype…
●	Coming soon to a computer near you

[Name],

Three years ago we invented a brand new industry. We’re about to announce another one.

Space in the next major financial innovation will be limited.

<Reserve Your Spot>

Be first to gain access.

No money or other consideration is being solicited hereby, and, if sent in response, will not be accepted. No offer to buy any securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance give after the qualification date. Your indication of interest involves no obligation or commitment of any kind. A copy of the most recent version of the Preliminary Offering Circular may be obtained on the Securities and Exchange Commission’s EDGAR website. Future filings of Preliminary Offering Circulars, and other filings by the Company, may be obtained on the Securities and Exchange Commission’s EDGAR website, here. If you would like to stop receiving emails like this, you may unsubscribe here.

Launch Week - Email #2

From: Ben Miller

Subject Line Options:

●	What’s your favorite hot sauce?
●	Take the Billionaire Matchmaker quiz
●	It’s time to play Billionaire Matchmaker

Hi [Name]-

Who knew your favorite brand of hot sauce could be an indicator of your investment behavior?

Your personality is unique, and so are the factors that influence your investment decisions, which is why we created this 60-second personal financial assessment.

Find Out Your Financial Personality

With questions from the thought-provoking to the downright absurd, you’ll get valuable insights into:

●	Your natural financial strong suits... and potential pitfalls
●	World-class investors with the same personality as you
●	21st-century strategies to build long-term financial success

Get started now: http://fundri.se/1VW8nqA

Ben Miller

Co-Founder & CEO, Fundrise

No money or other consideration is being solicited hereby, and, if sent in response, will not be accepted. No offer to buy any securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance give after the qualification date. Your indication of interest involves no obligation or commitment of any kind. A copy of the most recent version of the Preliminary Offering Circular may be obtained on the Securities and Exchange Commission’s EDGAR website. Future filings of Preliminary Offering Circulars, and other filings by the Company, may be obtained on the Securities and Exchange Commission’s EDGAR website, here. If you would like to stop receiving emails like this, you may unsubscribe here.

Launch Week - Lead Up Email #3

*Plain Text Template*

From: Ben Miller, Fundrise

Subject Line Options:

●	No subject
●	T minus ? until Wall Street crumbles
●	<First Name>, just t minus ? until…
●	Investing will look very different in a few hours

[Name],

The newest innovation in finance is just a few days away.

Will you be a part of it? LINK

We look forward to working with you.

Ben Miller

CEO & Co-Founder, Fundrise

No money or other consideration is being solicited hereby, and, if sent in response, will not be accepted. No offer to buy any securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance give after the qualification date. Your indication of interest involves no obligation or commitment of any kind. A copy of the most recent version of the Preliminary Offering Circular may be obtained on the Securities and Exchange Commission’s EDGAR website. Future filings of Preliminary Offering Circulars, and other filings by the Company, may be obtained on the Securities and Exchange Commission’s EDGAR website, here. If you would like to stop receiving emails like this, you may unsubscribe here.

Lead Up Email #4

From: Ben Miller

Subject Line Options:

●	Your Life Changes Tomorrow
●	Tomorrow, things get real
●	$XX in legal bills & 1,432 cups of coffee
●	23 hours & 42 minutes until...

[Name],

Tomorrow we’ll announce our biggest innovation to date -- a major milestone for the entire finance industry.

But it hasn’t been easy to get to where we are today.

Here’s a snapshot of what it’s taken:

-    A legal team of XX and a legal bill of $XX

-    XX pages of paper

-    XX hours

-    XX meetings

-    1,432 cups of coffee

We’ll be in touch tomorrow.

Ben Miller

CEO & Co-Founder, Fundrise

PS Members on the waitlist will be the first to hear. If you haven’t reserved your spot in line, you can do so here: LINK

No money or other consideration is being solicited hereby, and, if sent in response, will not be accepted. No offer to buy any securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance give after the qualification date. Your indication of interest involves no obligation or commitment of any kind. A copy of the most recent version of the Preliminary Offering Circular may be obtained on the Securities and Exchange Commission’s EDGAR website. Future filings of Preliminary Offering Circulars, and other filings by the Company, may be obtained on the Securities and Exchange Commission’s EDGAR website, here. If you would like to stop receiving emails like this, you may unsubscribe here.

Confirmation Email (Automated) - Existing Users Who Join Waitlist

From: Fundrise

Subject Line Options:

●	You’re One Step Away from the Financial Revolution
●	You’re one step closer to the next big thing in investing
●	You’re on the list
●	Thanks - you’re on the list

[Name],

You’ve been added to our priority access waitlist and are now in line to access the biggest financial innovation since we launched the first crowdfunded real estate deal back in 2012.

Increase your chances of gaining access by letting your network know about Fundrise:

<LINK>

We look forward to sharing our big news with you in just a few days.

Ben Miller

CEO & Co-Founder, Fundrise

No money or other consideration is being solicited hereby, and, if sent in response, will not be accepted. No offer to buy any securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance give after the qualification date. Your indication of interest involves no obligation or commitment of any kind. A copy of the most recent version of the Preliminary Offering Circular may be obtained on the Securities and Exchange Commission’s EDGAR website. Future filings of Preliminary Offering Circulars, and other filings by the Company, may be obtained on the Securities and Exchange Commission’s EDGAR website, here. If you would like to stop receiving emails like this, you may unsubscribe here.

Confirmation Email (Automated) - Anonymous Users Who Join Waitlist

From: Fundrise

Subject Line Options:

●	You’re on the list
●	Thanks - you’re on the Fundrise waiting list

[Name],

Thanks for joining the Fundrise waitlist.

You are now in line to access the biggest technological innovation in the history of finance.

A little about us:

1. We believe that quality investments should be available to everyone.

2. Bringing the investment process online allows us to cut fees for investors up to 10 times below industry norms.

3. Our tech-enabled investments have lower fees, more transparency, and higher returns than investments through traditional channels. (See proof here)

You can learn more about us here: <link to non-splash page homepage?>

We look forward to sharing some BIG NEWS with you in just a few days.

Ben Miller

CEO & Co-Founder, Fundrise

No money or other consideration is being solicited hereby, and, if sent in response, will not be accepted. No offer to buy any securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance give after the qualification date. Your indication of interest involves no obligation or commitment of any kind. A copy of the most recent version of the Preliminary Offering Circular may be obtained on the Securities and Exchange Commission’s EDGAR website. Future filings of Preliminary Offering Circulars, and other filings by the Company, may be obtained on the Securities and Exchange Commission’s EDGAR website, here. If you would like to stop receiving emails like this, you may unsubscribe here.